FOR IMMEDIATE RELEASE              CONTACT: FINANCIAL - LAUREN S. BABUS
                                            (201) 307-2100
                                            MEDIA - JOE RUSSO
                                            (201) 307-2486



                  HERTZ REPORTS RECORD SECOND QUARTER EARNINGS
                            OF $87.9 MILLION, UP 17%


PARK RIDGE, NJ, JULY 13, 1999 -- The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading industrial and construction equipment rental business, reported record second quarter, 1999, earnings of $87.9 million, up 17 percent from the $75.1 million generated for the same period last year. Earnings per share on a diluted basis for the quarter were 81 cents, up from 69 cents for the second quarter, 1998.

         Net income for the first half of 1999 was $136.7 million, an increase of nearly 24 percent over the $110.5 million reported for the first half of 1998.

         Hertz achieved record revenues for the quarter of $1.167 billion, up more than 11 percent from $1.048 billion for the same period last year.

         Revenues for the first half were up 13 percent from $1.947 billion in 1998 to $2.200 billion in 1999.

         "We continue our optimism that we will record our sixth consecutive year of record earnings and our eighth consecutive year of earnings improvement," said Frank A. Olson, Chairman and Chief Executive Officer of Hertz.

         Headquartered in Park Ridge, NJ, Hertz operates from 6,100 locations in the U.S. and over 140 foreign countries.




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                              THE HERTZ CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                            (In Thousands of Dollars)
                                    Unaudited

                                                               Three Months                       As % of
                                                              Ended June 30,                   Total Revenue
                                                     -------------------------------       --------------------
                                                         1999               1998            1999          1998
                                                     ------------       ------------       ------        ------
Revenue                                              $  1,167,389       $  1,048,357        100.0%        100.0%
                                                     ------------       ------------       ------        ------
Expenses:
    Direct operating                                      518,246            470,914         44.4%         44.9%
    Depreciation of revenue earning equipment             308,136            266,835         26.4%         25.5%
    Selling, general and administrative                   114,731            109,933          9.8%         10.5%
    Interest - net                                         79,347             73,384          6.8%          7.0%
                                                     ------------       ------------       ------        ------
       Total expenses                                   1,020,460            921,066         87.4%         87.9%
                                                     ------------       ------------       ------        ------
Income before income taxes                                146,929            127,291         12.6%         12.1%
Income taxes                                               59,026             52,234          5.1%          5.0%
                                                     ------------       ------------       ------        ------
Net income                                           $     87,903       $     75,057          7.5%          7.1%
                                                     ============       ============       ======        ======
Earnings per share
    Basic                                            $       0.81       $       0.69
    Diluted                                          $       0.81       $       0.69
Weighted average number of shares outstanding:
    Basic                                             108,089,721        108,119,099
    Diluted                                           109,054,545        108,655,488

                                                                Six Months                        As % of
                                                              Ended June 30,                   Total Revenue
                                                     -------------------------------       --------------------
                                                         1999               1998            1999          1998
                                                     ------------       ------------       ------        ------
Revenue                                              $  2,200,344       $  1,947,153        100.0%        100.0%
                                                     ------------       ------------       ------        ------
Expenses:
    Direct operating                                    1,006,534            912,215         45.7%         46.8%
    Depreciation of revenue earning equipment             584,861            492,135         26.6%         25.3%
    Selling, general and administrative                   223,484            212,770         10.2%         10.9%
    Interest - net                                        156,497            142,016          7.1%          7.3%
                                                     ------------       ------------       ------        ------
       Total expenses                                   1,971,376          1,759,136         89.6%         90.3%
                                                     ------------       ------------       ------        ------
Income before income taxes                                228,968            188,017         10.4%          9.7%
Income taxes                                               92,304             77,553          4.2%          4.0%
                                                     ------------       ------------       ------        ------
Net income                                           $    136,664       $    110,464          6.2%          5.7%
                                                     ============       ============       ======        ======
Earnings per share
    Basic                                            $       1.27       $       1.02
    Diluted                                          $       1.26       $       1.02
Weighted average number of shares outstanding:
    Basic                                             107,987,221        108,144,808
    Diluted                                           108,731,620        108,667,464

                               BALANCE SHEET DATA
                            (In Thousands of Dollars)
                                    Unaudited

                                                           June 30,
                                               ---------------------------------
                                                   1999                  1998
                                               -----------           -----------
Revenue earning equipment:
    Cars                                       $ 5,567,731           $ 5,302,612
    Other equipment                              1,527,938               992,198
Total assets                                    10,123,285             8,740,742
Total debt                                       6,700,837             5,699,928
Stockholders' equity                             1,502,781             1,226,906


Note: Certain prior year amounts have been reclassified to conform to current year presentation.


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